SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                   -------------------------------------------

                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                 March 29, 1996

                    ________________________________________


                         THERMO INSTRUMENT SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-9786                           04-2925809
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)

   1275 Hammerwood Avenue
   Sunnyvale, California                                                 94089
   (Address of principal executive offices)                         (Zip Code)

                                                                (617) 622-1000
                                                (Registrant's telephone number
                                                          including area code)
PAGE

                                                                    FORM 8-K/A



   Item 2. Acquisition or Disposition of Assets

        On March 29, 1996, Thermo Instrument Systems Inc. (the "Company") acquired a substantial portion of the Scientific Instruments Division of Fisons plc ("Fisons"), a wholly owned subsidiary of Rhone-Poulenc Rorer Inc., for 122,608,000 British pounds sterling in cash and the assumption of approximately 23,000,000 British pounds sterling of indebtedness. The purchase price is subject to post-closing adjustments equal to the amounts by which the value of the net tangible assets and net debt of the acquired businesses on the closing date are greater or less than, as the case may be, certain target amounts agreed to by the parties.

        The acquisition was made pursuant to an Amended and Restated Asset and Stock Purchase Agreement dated as of March 29, 1996 among the Company, Fisons and Thermo Electron Corporation (the "Agreement"). The Agreement superseded a prior agreement dated March 1, 1995 under which the Company had agreed to buy the entire Scientific Instruments Division of Fisons. The Agreement modified the original agreement by excluding from the businesses to be acquired by the Company substantially all of the mass spectrometer businesses of Fisons and a high-resolution mass spectrometer/ inductively-coupled plasma product. The parties excluded these product lines from the acquisition in order to address concerns raised by the United States Federal Trade Commission and antitrust authorities in England.

        The purchase price was based on the Company's determination of the fair value of the acquired businesses, and the terms of the Agreement were determined by arms-length negotiation among the parties. To finance the acquisition, the Company utilized approximately $98 million of available cash, in addition to borrowings of approximately $89 million from Thermo Electron Corporation ("Thermo Electron"). As of April 12, 1996, the Company repaid a portion of the borrowings from Thermo Electron. Remaining acquisition indebtedness of $65 million to Thermo Electron bears interest at a rate equal to the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, and is due April 11, 1997.

        The Company has no present intention to use the plant, equipment or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the acquired businesses and their assets, corporate structure, capitalization, operations, properties, policies, management, and personnel. After completion of this review, the Company may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the acquired businesses. Any such transaction might involve Thermo Electron or another subsidiary of Thermo Electron.


                                        2PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (a) Financial Statements of Business Acquired

               Attached hereto.




























                                        3PAGE

                     Fisons Scientific Instruments Business
     Consolidated Financial Statements for the Year Ended December 31, 1995
PAGE

                        REPORT OF INDEPENDENT ACCOUNTANTS


   To the Board of Directors of Fisons plc:

        We have audited the accompanying consolidated financial statements of the Fisons Scientific Instruments business acquired by Thermo Instrument Systems Inc. ("the Business") which have been prepared on a standalone basis under the historical cost convention, as modified by the revaluation of certain fixed assets, and the accounting policies and basis of preparation set out on pages 7 to 9, and are expressed in pounds sterling. These financial statements are the responsibility of the management of Fisons plc. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As discussed in Notes 1 to 2 to the financial statements, separate consolidated financial statements were not previously prepared for the Business. In the past, certain Fisons plc costs were directly allocated to the Business for Group reporting purposes and a similar allocation has been made for the purposes of these financial statements. Accordingly, the costs included in these consolidated financial statements are not necessarily indicative of the actual costs that the Business may have incurred as an independent business.

        In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of the Business at December 31, 1995 and the consolidated results of its operations and its cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles in the United Kingdom.



   Price Waterhouse
   Chartered Accountants
   London, England
   June 12, 1996


                                        2PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                          (In British pounds sterling)

                                                                  Year Ended
                                                                 December 31,
   (In millions)                                          Note       1995
   --------------------------------------------------------------------------
   Turnover                                                4           229.3
   Cost of sales                                                      (156.3)
                                                                      ------

   Gross profit                                                         73.0
   Distribution and administrative expenses                            (79.1)
                                                                      ------

   Operating loss                                          5            (6.1)
   Interest receivable                                     6             0.2
   Interest payable and similar charges                    6            (4.3)
                                                                      ------

   Loss on ordinary activities before taxation                         (10.2)
   Taxation                                                7            (0.3)
                                                                      ------

   Retained loss on ordinary activities after taxation                 (10.5)
                                                                      ======


   All results relate to continuing operations.

   There is no material difference between the reported loss and the result on an unmodified historical cost basis.







   The notes on pages 7 to 16 form part of these accounts.


                                        3PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                           CONSOLIDATED BALANCE SHEET
                          (In British pounds sterling)

                                                                 December 31,
   (In millions)                                          Note       1995
   --------------------------------------------------------------------------

   FIXED ASSETS
   Tangible assets                                         8           49.2
                                                                      -----

   CURRENT ASSETS
   Stocks                                                  9           47.3
   Debtors                                                 10          75.2
   Cash at bank and in hand                                            14.4
                                                                      -----

                                                                      136.9

   CURRENT LIABILITIES
   Creditors: amounts falling due within one year          11         (91.9)
                                                                      -----

   NET CURRENT ASSETS                                                  45.0
                                                                      -----

   TOTAL ASSETS LESS CURRENT LIABILITIES                               94.2

   PROVISIONS FOR LIABILITIES AND CHARGES                  12         (19.9)
                                                                      -----

                                                                       74.3
                                                                      =====

   FISONS NET INVESTMENT                                               74.3
                                                                      =====



   These accounts were approved on June 12, 1996.







   The notes on pages 7 to 16 form part of these reports.


                                        4PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                        CONSOLIDATED CASH FLOW STATEMENT
                          (In British pounds sterling)


                                                                  Year Ended
                                                                 December 31,
   (In millions)                                       Note          1995
   --------------------------------------------------------------------------

   NET CASH OUTFLOW FROM OPERATING ACTIVITIES           13            (13.3)

   RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
   Interest received                                             0.2
   Interest paid                                                (4.3)  (4.1)
                                                                ----  -----
                                                                      (17.4)

   TAXATION PAID                                                       (1.1)
                                                                      -----
                                                                      (18.5)

   INVESTING ACTIVITIES
   Purchase of tangible fixed assets                            (9.5)
   Sale of tangible fixed assets                                 4.2   (5.3)
                                                                ----  -----

   NET CASH OUTFLOW BEFORE FINANCING                                  (23.8)

   FINANCING
   Fisons contribution                                                 22.4
                                                                      -----

   DECREASE IN CASH AND CASH EQUIVALENTS                14             (1.4)
                                                                      =====










   The notes on pages 7 to 16 form part of these accounts.

                                        5PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                        MOVEMENT IN FISONS NET INVESTMENT
                          (In British pounds sterling)


                                                                  Year Ended
                                                                 December 31,
   (In millions)                                                     1995
   --------------------------------------------------------------------------

   Retained loss for the year                                         (10.5)
   Currency translation differences                                     0.9
   Fisons contribution                                                 22.4
                                                                      -----

   Movement in Fisons' net investment                                  12.8

   FISONS' NET INVESTMENT AT JANUARY 1, 1995                           61.5
                                                                      -----

   FISONS' NET INVESTMENT AT DECEMBER 31, 1995                         74.3
                                                                      =====


                 STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES
                          (In British pounds sterling)

                                                                  Year Ended
                                                                 December 31,
   (In millions)                                                      1995
   --------------------------------------------------------------------------

   Retained loss for the year                                         (10.5)
   Currency translation differences                                     0.9
                                                                      -----

   Total recognized gains and losses for the year                      (9.6)
                                                                      =====







   The notes on pages 7 to 16 form part of these accounts.



                                        6PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



   1.   BASIS OF PREPARATION

        On March 2, 1995, Fisons plc and subsidiaries ("Fisons") announced the sale of its worldwide Scientific Instruments Division which manufactures and distributes throughout the world a range of scientific instruments. The sale of the majority of the division to Thermo Instrument Systems Inc. ("Thermo") was completed on March 29, 1996. These accounts consolidate the operations acquired by Thermo ("the Business"). The ultimate parent company of Fisons is Rhone-Poulenc SA. Comparative information has not been prepared, as it is not required.

        Separate financial statements have not been previously prepared as historically the Business has been managed as part of a division of Fisons. These consolidated financial statements have been prepared from Fisons' historical accounting records as if the operations of the Business in each country had been conducted exclusively within a wholly owned subsidiary of the Fisons' subsidiary in that country. Accordingly, net investment in the Business ("Fisons' net investment") is shown in lieu of shareholders' equity in the consolidated financial statements.

        Fisons' net investment consists of the accumulated earnings of the Business, accumulated currency translation adjustments, revaluation reserves, and contributions to or from Fisons, less goodwill and includes all amounts due to and owing from the Business. Contributions to or from Fisons include arrangements between Fisons and various entities of the Business which are normally not settled in cash. In those cases where amounts owing to or from Fisons are interest bearing, interest income and interest expense have been taken through the profit and loss account.

        The consolidated financial statements of the Business have been prepared in accordance with accounting principles generally accepted in the UK (UK GAAP). The assets and liabilities of the Business have been recorded in accordance with the accounting policies of Fisons set out at Note 3. The accounts reflect the financial position at December 31, 1995 and for the year then ended and do not reflect any adjustments that might be required by the new owner, Thermo.

        It should be noted that no separate formal tax assessment was ever prepared for the Business. Tax expense has been calculated as if the Business was a stand-alone taxpayer. Deferred tax has not been allocated to the Business as it is not practicable to do so, however, it is not estimated to be material.

        The Business' manufacturing operations are generally conducted at sites used exclusively by the Business. However, certain distribution activities are conducted at sites where other Fisons operations are present. At these shared sites, an estimate of the operating costs which relate to the Business have been allocated to the profit and loss account. In addition, the allocation of assets and liabilities recognize the underlying contractual terms agreed with Thermo.

                                        7PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


       As discussed in Note 16, there have been no allocations to the Business of the contingent liabilities of Fisons. As described in Note 17, pension costs have been accounted for on a cash basis as there is no practicable basis for allocation of the surpluses/deficiencies in the Fisons pension schemes. Certain other allocations have been made for purposes of preparing these consolidated financial statements as described in Note 2.


  2.   RELATED PARTIES

       Fisons incurs central general and administrative expenses. A proportion of these expenses have been allocated to the Business on a basis consistent with that used for external reporting by Fisons in previous years. However, such costs and allocations do not necessarily represent the level of costs which might have been incurred had the Business been operated on a stand-alone basis for the year. The expenses allocated for the year are 1.8 million British pounds sterling and are reflected in the profit and loss account in distribution and administrative expenses.


  3.   STATEMENT OF ACCOUNTING POLICIES

       The significant accounting policies used in the preparation of the consolidated financial statements of the Business are set out below. The consolidated financial statements have been prepared in accordance with applicable accounting standards under the historical cost convention with certain assets included at revalued amounts.

       Turnover

       Turnover represents sales by the Business to external customers.

       Foreign Currencies

       Assets and liabilities in foreign currencies are expressed in British pounds sterling at the rates of exchange ruling at December 31. The differences arising on translation are taken directly to reserves. The results for the year of overseas companies are expressed in British pounds sterling at the average rates of exchange prevailing during the year. Currency gains and losses on trading items are taken to the profit and loss account.

       Leases

       Rental payments under operating leases are charged to the profit and loss account over the lease term.



                                        8PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


       Research and Development Expenditure

       Research and development expenditure is charged against trading profits as incurred.

       Intangible Assets

       Individual elements of purchased goodwill are either written off directly against reserves or are amortized through the profit and loss account. Other intangible assets are amortized through the profit and loss account.

       Fixed Assets and Depreciation

       Fixed assets are stated at cost or valuation less depreciation, except in the case of freehold land which is not depreciated. The values of land and buildings are professionally reviewed on a regular basis. Depreciation is provided on a straight-line basis at an annual rate over the expected economic lives of the assets. Within the following asset classifications the expected economic lives are approximately:

       (i)   Freehold buildings (other than in iii)                 50 years
       (ii)  Leasehold land and buildings - long                    50 years
                                          - short              Life of lease
       (iii) Plant and equipment (including industrial
               buildings housing or linked to plant)                10 years
       (iv)  Motor vehicles                                          4 years

       Stocks

       Stocks are stated at the lower of cost and net realizable value on a basis consistent with previous years. Cost includes appropriate overhead expenses.









                                        9PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

  4.   SEGMENT INFORMATION

       The business operates within a single industry segment. The following geographical analysis is by location of operation.

                                     Year Ended December 31, 1995
                            ---------------------------------------------
                                   Continental    North
                               UK       Europe  America   Other     Total
                            -----  -----------  -------   -----     -----
                               (In millions of British pounds sterling)

  Total turnover             82.8        148.0     70.0    11.6     312.4
  Intersegment turnover     (40.4)       (37.6)    (5.1)      -     (83.1)
                            -----        -----    -----   -----     -----

  External turnover          42.4        110.4     64.9    11.6     229.3
                            =====        =====    =====   =====     =====

  Operating (loss)/profit    (8.3)         3.0     (2.3)    1.5      (6.1)
                            =====        =====    =====   =====     =====

  Operating assets           44.6         39.2      7.4     1.4      92.6
                            =====        =====    =====   =====     =====

       Operating assets excludes cash and borrowings.

       The geographical analysis of sales by destination is as follows:

                                                                 Year Ended
                                                                December 31,
                                                                     1995
                                                                ------------
                                                              (In millions of
                                                               British pounds
                                                                  sterling)

  United Kingdom                                                       18.8
  Continental Europe                                                   96.8
  North America                                                        57.8
  Rest of the World                                                    55.9
                                                                      -----

                                                                      229.3
                                                                      =====



                                       10PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

  5.   OPERATING LOSS IS STATED AFTER CHARGING:

                                                                 Year Ended
                                                                December 31,
                                                                     1995
                                                                ------------
                                                              (In millions of
                                                               British pounds
                                                                  sterling)

  Depreciation of fixed assets                                         9.5
  Operating lease rentals:
    Hire of plant and machinery                                        2.6
    Other operating leases                                             3.9
  Research and development expenditure                                15.8
  Pension cost (Note 17)                                               3.7

  6.   INTEREST

                                                                 Year Ended
                                                                December 31,
                                                                     1995
                                                                ------------
                                                              (In millions of
                                                               British pounds
                                                                  sterling)

  Interest receivable:
    Third party interest income                                        0.2
                                                                      ====

  Interest payable and similar charges:
    Bank overdrafts and other short-term borrowings                    1.2
    Interest payable to Fisons                                         3.1
                                                                      ----

      Total interest payable and similar charges                       4.3
                                                                      ====


  7.   TAXATION

       The taxation expense of 0.3 million British pounds sterling represents current tax relating to overseas subsidiaries.



                                       11PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

 8.   TANGIBLE FIXED ASSETS

                                 Land and Buildings
                          -------------------------------
                                         Long      Short  Plant and
                          Freehold  Leasehold  Leasehold  Equipment  Total
                          --------  ---------  ---------  ---------  -----

                              (In millions of British pounds sterling)

 Cost or valuation:
  At January 1, 1995         26.2         3.8       5.5       56.0    91.5
  Currency translation
   differences                2.2           -         -        2.5     4.7
  Additions                     -         0.4       0.3        8.8     9.5
  Disposals                     -        (0.6)     (0.9)     (10.2)  (11.7)
                             ----        ----      ----      -----   -----

  At December 31, 1995       28.4         3.6       4.9       57.1    94.0
                             ====        ====      ====      =====   =====

 Being:
  Valuation at
   December 31, 1992         27.3         1.8       1.7          -    30.8
  Cost                        1.1         1.8       3.2       57.1    63.2
                             ----        ----      ----      -----   -----

                             28.4         3.6       4.9       57.1    94.0
                             ====        ====      ====      =====   =====

 Accumulated depreciation:
  At January 1, 1995          1.4         0.3       2.1       36.9    40.7
  Currency translation
   differences                0.1           -         -        2.0     2.1
  Disposals                     -        (0.1)     (0.3)      (7.1)   (7.5)
  Charge for year             0.7         0.2       0.5        8.1     9.5
                             ----        ----      ----      -----   -----

  At December 31, 1995        2.2         0.4       2.3       39.9    44.8
                             ====        ====      ====      =====   =====

 Net book amount at
  December 31, 1995          26.2         3.2       2.6       17.2    49.2
                             ====        ====      ====      =====   =====

 Net book amount at
  December 31, 1994          24.8         3.5       3.4       19.1    50.8
                             ====        ====      ====      =====   =====






                                       12PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

 9.   STOCKS

                                                              December 31,
                                                                   1995
                                                             --------------
                                                             (In millions of
                                                              British pounds
                                                                 sterling)

 Raw materials                                                         19.8
 Work in progress                                                      12.4
 Finished products                                                     15.1
                                                                      -----

                                                                       47.3
                                                                      =====


 10.  DEBTORS

                                                              December 31,
                                                                   1995
                                                             --------------
                                                             (In millions of
                                                              British pounds
                                                                 sterling)

 Amounts due within one year:
  Trade debtors                                                        62.7
  Other debtors                                                         2.2
  Prepayments and accrued income                                        4.8
                                                                      -----

                                                                       69.7
                                                                      -----

  Amounts due beyond one year:
   Other debtors                                                        5.5
                                                                      -----

                                                                       75.2
                                                                      =====




                                       13PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

 11.  CREDITORS: AMOUNTS PAYABLE WITHIN ONE YEAR

                                                              December 31,
                                                                   1995
                                                             --------------
                                                             (In millions of
                                                              British pounds
                                                                 sterling)

 Bank loans and overdrafts                                             32.7
 Trade creditors                                                       16.5
 Other creditors                                                       17.8
 Taxation and social security                                           7.0
 Corporation tax                                                        0.4
 Accruals and deferred income                                          17.5
                                                                      -----

                                                                       91.9
                                                                      =====


 12.  PROVISIONS FOR LIABILITIES AND CHARGES

      Provisions of 19.9 million British pounds sterling are in respect of other liabilities and include, principally, warranties and after sales provisions, insurance claims, and business restructuring.

      Amounts of 9.8 million British pounds sterling were provided in prior years for restructuring costs and were utilized during the year.


 13. RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW FROM OPERATING ACTIVITIES

                                                                Year Ended
                                                              December 31,
                                                                   1995
                                                             --------------
                                                             (In millions of
                                                              British pounds
                                                                 sterling)

 Operating loss                                                        (6.1)
 Depreciation                                                           9.5
 Decrease in stock                                                      4.6
 Increase in debtors                                                   (1.3)
 Decrease in creditors and provisions                                 (20.0)
                                                                      -----

                                                                      (13.3)
                                                                      =====


                                       14PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

 14.  ANALYSIS OF CASH AND CASH EQUIVALENTS

                                                               December 31,
 (In millions of British pounds sterling)                          1995
 --------------------------------------------------------------------------

 At January 1, 1995                                               (15.0)
 Net cash outflow                                                  (1.4)
 Currency translation differences                                  (1.9)
                                                                  -----

 At December 31, 1995                                             (18.3)
                                                                  =====

 Comprising:
   Cash at bank and in hand                                        14.4
   Bank loans and overdrafts                                      (32.7)
                                                                  -----

                                                                  (18.3)
                                                                  =====

 15.  LEASES

      The Business had annual commitments at December 31, 1995 under operating leases principally in respect of land and buildings summarized as follows:

 (In millions of British pounds sterling)
 --------------------------------------------------------------------------

 Operating leases which expire:
   Within one year                                                  1.4
   Within two to five years                                         2.5
   After five years                                                 1.7
                                                                  -----

                                                                    5.6
                                                                  =====
 16.  CONTINGENT LIABILITIES

      Fisons has contingent liabilities arising in the ordinary course of business, including bank guarantees. It is not practicable to allocate these contingent liabilities to the Business.

      Land and buildings are employed in the Business and no provision is made for the potential liability to taxation on any capital gains that would arise if they were disposed of at the value placed upon them in the accounts.

      The undistributed profits of certain overseas companies would be subject to further taxation if distributed as dividends. No provision for taxation has been made in respect of these profits because there is no intention to make any material distributions in the foreseeable future.

                                       15PAGE

                     FISONS SCIENTIFIC INSTRUMENTS BUSINESS

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

 17.  POST-EMPLOYMENT BENEFITS

      Pensions

      Fisons operates a number of pension schemes throughout the world. All major schemes are of the defined benefit type and are funded to cover future pension liabilities after allowing for expected future earnings and pension increases. These schemes are administered independently of Fisons, generally by trusts, on the advice of independent qualified actuaries. The Business participates in these schemes.

      The financial statements include the cash cost of the schemes as it is not practicable to allocate the annual cost of providing for the benefits on an accruals basis to the Business. Particulars of the schemes will be disclosed in the Fisons accounts for the year ended December 31, 1995.

      Other Benefits

      Fisons operates post-retirement benefit plans for a number of its existing pensioners and employees. The most significant of these plans are in the UK and the U.S. and are for varying benefits relating to medical and dental care and life cover.

      The financial statements include the cash cost of the plans as it is not practicable to allocate the annual cost of providing for the benefits on an accruals basis to the Business. Particulars of the plans will be disclosed in the Fisons accounts for the year ended December 31, 1995.
















                                       16PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (b) Pro Forma Combined Condensed Financial Information

        The following unaudited pro forma combined condensed financial statement sets forth the results of operations for the year ended December 30, 1995, as if the acquisition of a substantial portion of the Scientific Instruments Division of Fisons by the Company had occurred at the beginning of 1995 and assuming there are no post-closing purchase price adjustments.

        The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of the Fisons Scientific Instruments Business been consummated at the beginning of 1995. The financial statements filed under part (a) of this item should be read in conjunction with the pro forma combined condensed financial statement.























                                        4PAGE

                                                                    FORM 8-K/A
                         THERMO INSTRUMENT SYSTEMS INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 30, 1995
                                   (Unaudited)


                                    Historical              Pro Forma
                              ----------------------- ---------------------
                                            Fisons
                                          Scientific
                                 Thermo  Instruments
                              Instrument   Business   Adjustments   Combined
                              ---------- -----------  -----------   --------
                                  (In thousands except per share amounts)

  Revenues                      $782,662   $362,294   $      -    $1,144,956
                                --------   --------   --------    ----------

  Costs and Expenses:
    Cost of revenues             403,443    246,954      3,037       653,434
    Selling, general and
      administrative expenses    220,436    100,014      4,496       324,946
    Research and development
      expenses                    54,314     24,964          -        79,278
    Write-off of acquired
      technology                       -          -      3,500         3,500
                                --------   --------   --------    ----------

                                 678,193    371,932     11,033     1,061,158
                                --------   --------   --------    ----------

  Operating Income (Loss)        104,469     (9,638)   (11,033)       83,798

  Interest Income                 14,646        316     (6,154)        8,808
  Interest Expense (includes
    $5,512 to parent company)    (18,129)    (6,794)    (5,589)      (30,512)
  Gain on Issuance of Stock
    by Subsidiaries               20,128          -          -        20,128
  Gain on Sale of Related
    Party Investments              2,227          -          -         2,227
                                --------   --------   --------    ----------

  Income (Loss) from Continuing
    Operations Before Income
    Taxes and Minority Interest  123,341    (16,116)   (22,776)       84,449
  Provision for Income Taxes      42,713        474     (6,866)       36,321
  Minority Interest Expense        1,324          -          -         1,324
                                --------   --------   --------    ----------

  Income (Loss) from Continuing
    Operations                    79,304    (16,590)   (15,910)       46,804
  Income from Discontinued
    Operations                         2          -          -             2
                                --------   --------   --------    ----------

  Net Income (Loss)             $ 79,306   $(16,590)  $(15,910)   $   46,806
                                ========   ========   ========    ==========

  Earnings per Share from
    Continuing Operations:
      Primary                   $    .88                          $     .52
                                ========                          =========
      Fully diluted             $    .80                          $     .49
                                ========                          =========
                                        5PAGE

                                                                    FORM 8-K/A
                         THERMO INSTRUMENT SYSTEMS INC.

          PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (continued)
                          Year Ended December 30, 1995
                                   (Unaudited)


                                      Historical              Pro Forma
                                ----------------------- ---------------------
                                              Fisons
                                            Scientific
                                  Thermo   Instruments
                                Instrument  Business    Adjustments Combined
                                ---------- -----------  ----------- --------
                                   (In thousands except per share amounts)


   Earnings per Share:
       Primary                    $    .88                        $     .52
                                  ========                        =========
       Fully diluted              $    .80                        $     .49
                                  ========                        =========

   Weighted Average Shares:
       Primary                      90,578                           90,578
                                  ========                        =========
       Fully diluted               106,952                          106,952
                                  ========                        =========


   See notes to pro forma combined condensed financial statements.


















                                        6PAGE

                                                                    FORM 8-K/A

                         THERMO INSTRUMENT SYSTEMS INC.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)
   Note 1 - Basis of Presentation

        The Fisons Scientific Instruments Business consolidated profit and loss account for the year ended December 31, 1995, which is denominated in British pounds sterling, has been translated at the average exchange rate of 1.58 British pounds sterling per U.S. dollar for the pro forma combined condensed statement of income. No material changes are required to conform the results of operations of the Fisons Scientific Instruments Business to United States generally accepted accounting principles. The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text)

                                                                Year Ended
                                                               December 30,
                                                                   1995
                                                               -------------
                                                               Debit (Credit)
   Cost of Revenues
   Increase in the finished goods inventory
     of the Scientific Instruments Business
     to the estimated selling price, less
     the sum of the costs of disposal and
     a reasonable profit allowance for the
     Company's selling efforts                                   $ 3,037
                                                                 -------
   Selling, General and
     Administrative Expenses
   Reversal of general and administrative
     expenses charged to the Scientific
     Instruments Business by Fisons and included
     in the historical profit and loss account
     for the year ended December 31, 1995                         (2,844)

   Service fee of 1.20% of the revenues
     of the Scientific Instruments Business
     for the year ended December 31, 1995,
     for services that would have been
     provided under a services agreement
     between the Company and Thermo Electron
     Corporation                                                   4,348

   Amortization over 40 years of $119,680,000 of
     cost in excess of net assets of acquired
     companies created by the acquisition of the
     Fisons Scientific Instruments Business                        2,992
                                                                 -------
                                                                   4,496
                                                                 -------
                                        7PAGE

                                                                    FORM 8-K/A

                         THERMO INSTRUMENT SYSTEMS INC.

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)

   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text) (continued)


                                                                Year Ended
                                                               December 30,
                                                                   1995
                                                               -------------
                                                               Debit (Credit)

   Write-off of Acquired Technology
   Write-off of acquired technology in
     connection with the acquisition of
     the Fisons Scientific Instruments Business                  $ 3,500
                                                                 -------

   Interest Income
   Decrease in interest income earned
     attributable to the lower cash
     position as a result of the total cash
     payment of $98 million to acquire the
     Fisons Scientific Instruments Business,
     calculated using the 90-day Commercial
     Paper Composite Rate plus 25 basis
     points, or 6.28% for the year ended
     December 30, 1995                                             6,154
                                                                 -------

   Interest Expense
   Increase in interest expense as a result
     of the issuance of an $89 million
     promissory note to Thermo Electron to
     finance the acquisition of the Fisons
     Scientific Instruments Business,
     calculated using the 90-day Commercial
     Paper Composite Rate plus 25 basis points,
     or 6.28% for the year ended December 30, 1995                 5,589
                                                                 -------

   Provision for Income Taxes
   Income tax benefit associated with the
     adjustments above (excluding increase
     in finished goods inventory and
     amortization of cost in excess of net
     assets of acquired companies), calculated
     at the Company's statutory income tax
     rate of 41%                                                  (6,866)
                                                                 -------



                                        8PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (c) Exhibits

               23  Consent of Price Waterhouse

































                                        9PAGE

                                                                    FORM 8-K/A


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 12th day of June 1996.


                                           THERMO INSTRUMENT SYSTEMS INC.



                                           Paul F. Kelleher
                                           ------------------------------
                                           Paul F. Kelleher
                                           Chief Accounting Officer